JELD-WEN HOLDING, INC. 2026 OMNIBUS EQUITY PLAN PERFORMANCE SHARE UNIT AWARD AGREEMENT THIS PERFORMANCE SHARE UNIT AWARD AGREEMENT (together with the Grant Award and Exhibit A attached hereto, the “Agreement”) is made as of the date (the “Grant Date”) as stated on the Grant Award/Notice on the last page hereto (the “Grant Award”) between JELD-WEN Holding, Inc., a Delaware corporation (the “Company”), and the individual named on the Grant Award (the “Participant”). WHEREAS, the Company desires to grant to the Participant an award of performance share units pursuant to the JELD-WEN Holding, Inc. 2026 Omnibus Equity Plan, as such plan may be amended and/or restated from time to time (the “Plan”); and WHEREAS, the Company and the Participant understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan. NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, including specifically, but not limited to, the Participant’s acknowledgement and agreement of the terms and conditions contained in Sections 3 and 4 and Exhibit A, the parties agree as follows: 1. Award and Terms of Performance Share Units. The Company awards to the Participant under the Plan a target award of [_________] Performance Share Units (the “Award”), for the three-year period of [January 1, 2026 to December 31, 2028] (the “Award Period”), subject to the restrictions, conditions and limitations set forth in this Agreement and in the Plan, which is incorporated herein by reference. Each of the three calendar years occurring in the Award Period is referred to in this Agreement as an “Award Year.” The Participant acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Award, and settlement of rights hereunder, shall be retained by the Company. (a) Rights under Performance Share Units. A Performance Share Unit (“PSU”) obligates the Company, following the Award Period, to issue to the Participant one Share, cash or a combination thereof, subject to the provisions of this Agreement, including but in no way limited to the Performance Objectives and TSR Modifier each as set forth in Section 2 of this Agreement. (b) Award Period. The PSUs awarded under this Agreement shall initially be 100% unvested and subject to forfeiture. Subject to Sections 1(c), 1(e), 2, 3 and 4, the PSUs shall vest and be released from the forfeiture provisions on the third anniversary of the Grant Date (the “Vesting Date”), subject to verification of the satisfaction of the Performance Exhibit 10.4

2 Objectives and the TSR Modifier in accordance with this Agreement and the Plan and so long as the Participant continues to be an Eligible Individual at all times from the Grant Date through the relevant Vesting Date, except as provided below. (c) Forfeiture of PSUs on Termination. If the Participant’s employment with or service to the Company or any of its Subsidiaries is Terminated for any reason other than Disability, death or Retirement, as determined in the sole discretion of the Board or any committee of the Board, all outstanding but unvested PSUs awarded pursuant to this Agreement shall be immediately and automatically forfeited to the Company as of the Participant’s Termination Date, and the Participant shall have no right to receive the underlying Shares, cash or any other benefits related thereto. (d) Disability, Death and Retirement. Upon the Termination of the Participant’s employment with or service to the Company or any of its Subsidiaries by reason of Disability, death or Retirement prior to the Vesting Date, a number of the PSUs shall be released from the condition to remain employed through the Vesting Date equal to the (i) the Payout (as defined below) that the Participant would have received under this Agreement had the Participant continued to be an Eligible Individual on such Vesting Date multiplied by (ii) a fraction the numerator of which is the number of days during the Award Period prior to the Participant’s Termination of employment or service and the denominator of which is the number of days during the Award Period. For purposes of this Agreement, unless otherwise expressly defined by an applicable jurisdiction, an employee is eligible for “Retirement” at any time on or after (i) attaining age fifty-five (55) with ten (10) years of service with the Company and its Subsidiaries or (ii) attaining age sixty (60) with five (5) years of service with the Company and its Subsidiaries. In no event does Retirement include any Termination for Cause as determined in the sole discretion of the Board or any committee of the Board. Human Resources shall have discretion to determine and record Participant’s “years of service” under this section. (e) Leaves of Absence. Notwithstanding anything to the contrary in the Plan and subject to Applicable Law, with respect to the PSUs, the Committee may, in its sole discretion, determine whether the Participant is considered to be an Eligible Individual if the Participant is on a leave of absence that has been approved by the Company’s head of Human Resources, for any reason, provided that rights to the PSUs during certain long-term leaves of absence (as determined by the Committee) will be limited to the extent to which those rights were earned or vested when the leave of absence began. For clarity and subject to Applicable Law, any limitations on rights to the PSUs during such leaves of absence will cease as of the date such leave of absence has ended. (f) Restrictions on Transfer. The Participant may not sell, transfer, assign, pledge or otherwise encumber or dispose of the PSUs. (g) No Stockholder Rights. The Participant shall have no rights as a stockholder with respect to the PSUs or the Shares underlying the PSUs unless and until the underlying Shares are issued to the Participant (except as may be otherwise provided under Section 1(j)). (h) Delivery Date for the Shares or Cash Underlying the Vested PSU. As soon as practicable following the Vesting Date and prior to December 31 of the calendar year

3 that includes the Vesting Date, but in no event later than 30 days following the publication of the Annual Report for the final year of the Award Period, the Committee will determine the portion of the Award that has vested and, subject to the Participant’s deferral election (which election shall be subject to applicable Section 409A restrictions), if any, the Company shall issue to the Participant the Shares underlying the vested PSUs (or, in the sole discretion of the Committee, payment in cash, or a combination of cash and Shares, in the amount of the Fair Market Value of the Shares underlying the vested PSUs as of the Payment Date (as defined below)), subject to Section 1(i). In the event that the PSUs are settled in Shares, such Shares will be issued in the Participant’s name or, in the event of the Participant’s death, in the name of either (1) the beneficiary designated by the Participant on a form supplied by the Company or (2) if the Participant has not designated a beneficiary, the person or persons establishing rights of ownership by will or under the laws of descent and distribution (i) Taxes and Tax Withholding. The Participant acknowledges and agrees that no election under Section 83(b) of the Code, can or will be made with respect to the PSUs. The Participant acknowledges that on the date that Shares or cash underlying the PSUs are distributed to the Participant (the “Payment Date”), the Fair Market Value on that date of the Shares or the amount of cash so distributed will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to, and shall, withhold taxes on these income amounts. In the even that the PSUs are settled in Shares, to satisfy the required minimum withholding amount, the Company shall withhold from the Shares otherwise issuable the number of Shares having a Fair Market Value equal to the minimum withholding amount as of the date that the amount of tax to be withheld is determined as nearly as equal as possible to, but not exceeding (unless permitted by the Committee in an manner in accordance with Applicable Law and applicable accounting principles), the amount of such obligations being satisfied. Alternatively, the Company may, at its option, permit the Participant to pay such withholding amount in cash under procedures established by the Company. (j) Dividend Equivalent Distributions. If a dividend or other distribution is made in respect of Shares before the Payment Date, for each PSU that is delivered on the Payment Date, the Participant will be entitled to receive (on the applicable Payment Date) the per Share amount received by other stockholders in respect of a Share in connection with such dividend or distribution (such dividends or distributions, the “Dividend Equivalent Distributions”). For the sake of clarity, Dividend Equivalent Distributions that relate to PSUs that are not settled on a Payment Date will be made if and when the Payment Date related to such PSUs occurs. To the extent any PSUs are forfeited or do not vest, any Dividend Equivalent Distributions associated with such PSUs shall similarly be forfeited. Unless the Committee determines otherwise, all vested Dividend Equivalent Distributions shall be held in cash and paid to the Participant in additional Shares based on the Fair Market Value of a Share on the Payment Date. (k) Not a Contract of Employment or Service. Nothing in the Plan or this Agreement shall confer upon the Participant any right to be continued in the employment or service of the Company or any Affiliate, or to interfere in any way with the right of the Company or any Parent or Subsidiary by whom the Participant is employed or provides services to Terminate the Participant’s employment or service at any time or for any reason, with or

4 without cause, or to decrease the Participant’s compensation or benefits. 2. Performance Objectives. (a) General. The PSUs shall be subject to a series of performance evaluations for Adjusted Return on Invested Capital (“ROIC”) and Net Trade Sales (“Net Sales”). For each Award Year during the Award Period, the number of PSUs that can potentially be earned and vested is evaluated based on the Company’s ROIC and Net Sales as reflected in Sections 2(b) and 2(c) and may then be subject to modification based on the TSR Modifier results for the Award Period as reflected in Section 2(d). (b) ROIC Performance Measure. Fifty percent (50%) of the PSUs shall be subject to the ROIC Performance Measure (the “ROIC PSUs”) with one-third of the total ROIC PSUs being eligible to be earned each Award Year (the “Annual ROIC PSUs”). For each Award Year, the number of the Annual ROIC PSUs, if any, that may be earned, prior to the TSR Modifier, shall be determined based on the Company’s ROIC for such Award Year. The ROIC Performance Measure for the first Award Year shall be as follows: Performance Level Company ROIC for First Award Year Applicable Percentage of Annual ROIC PSUs Earned (before TSR Modifier) Below Threshold Below [__]% 0% Threshold [__]% 50% Target [__]% 100% Maximum [__]% or above 200% For each Award Year thereafter, the ROIC Performance Measure for such Award Year shall be determined by the Committee and communicated in writing to the Participant in the form attached hereto as Appendix A (or other form acceptable to the Company). Such written communication shall be provided to the Participant on or as soon as practicable following the commencement of the Award Year to which it relates and shall be deemed to be a part of this Agreement. For purposes of this Agreement, ROIC is defined as the annual ROIC as announced by the Company for the applicable Award Year, as may be adjusted pursuant to Section 2. If the result achieved by the Company during the Award Year for the ROIC Performance Measure (“ROIC Performance Measure Result”) is between any two ROIC Performance Measure data points set forth in the above table, the Applicable Percentage for the ROIC Performance Measure (the “Applicable ROIC Percentage”) shall be interpolated as follows: The excess of the ROIC Performance Measure Result over the ROIC Performance Measure of the lower data point shall be divided by the difference between the ROIC Performance Measure of the higher data point and the ROIC Performance Measure of the lower data point. The resulting fraction shall be multiplied by the difference between the Applicable ROIC Percentages in the above table corresponding to the two data points. The product of that calculation shall be rounded to the nearest hundredth of a percentage point and then added to the Applicable ROIC Percentage corresponding to the lower data point, and the resulting sum shall be the Applicable ROIC

5 Percentage for that Award Year. For clarity, no Annual ROIC PSUs shall be earned for an Award Year (before the TSR Modifier) if the Company’s ROIC for such Award Year is less than [__]% (i.e., below Threshold), and the percentage of Annual ROIC PSUs that may be earned for any Award Year (before the TSR Modifier) shall not exceed 200% of the Annual ROIC PSUs. (c) Net Sales Performance Measure. Fifty percent (50%) of the PSUs shall be subject to the Net Sales Performance Measure (the “Net Sales PSUs”) with one-third of the total Net Sales PSUs being eligible to be earned each Award Year (the “Annual Net Sales PSUs”). For each Award Year, the number of the Net Sales PSUs, if any, that may be earned, prior to the TSR Modifier, shall be determined based on the Company’s Net Sales for such Award Year. The Net Sales Performance Measure (together with the ROIC Performance Measure, the “Performance Measures”) for the first Award Year shall be as follows: Performance Level Company Net Sales for First Award Year Applicable Percentage of Annual Net Sales PSUs Earned (before TSR Modifier) Below Threshold Below $[__] 0% Threshold $[__] 50% Target $[__] 100% Maximum $[__] or more 200% For each Award Year thereafter, the Net Sales Performance Measure for such Award Year shall be determined by the Compensation Committee and communicated in writing to the Participant in the form attached hereto as Appendix A (or other form acceptable to the Company). Such written communication shall be provided to the Participant on or as soon as practicable following the commencement of the Award Year to which it relates and shall be deemed to be a part of this Agreement. For purposes of this Agreement, Net Sales is defined as the sales of the Company minus any deductions, including returns, allowances and discounts, as announced by the Company for the applicable Award Year, as may be adjusted pursuant to Section 2(f). If the result achieved by the Company during the Award Year for the Net Sales Performance Measure (“Net Sales Performance Measure Result” and, together with the ROIC Performance Result, the “Performance Measure Results”) is between any two Net Sales Performance Measure data points set forth in the above table, the Applicable Percentage for the Net Sales Performance Measure (the “Applicable Net Sales Percentage”) shall be interpolated as follows: The excess of the Net Sales Performance Measure Result over the Net Sales Performance Measure of the lower data point shall be divided by the difference between the Net Sales Performance Measure of the higher data point and the Net Sales Performance Measure of the lower data point. The resulting fraction shall be multiplied by the difference between the Applicable Net Sales Percentages in the above table corresponding to the two data points. The product of that calculation shall be rounded to the nearest hundredth of a percentage point and then added to the

6 Applicable Net Sales Percentage corresponding to the lower data point, and the resulting sum shall be the Applicable Net Sales Percentage for that Award Year. For clarity, no Net Sales PSUs shall be earned for an Award Year (before the TSR Modifier) if the Company’s Net Sales for such Award Year are less than [$__] (i.e., below Threshold), and the percentage of Net Sales PSUs that may be earned for any Award Year (before the TSR Modifier) shall not exceed 200% of the Net Sales PSUs. (d) TSR Modifier. The sum of the ROIC PSUs and the Net Sales PSUs earned each Award Year during the Award Period (the “Earned PSUs”) as determined pursuant to Sections 2(b) and 2(c) may (but is not required to) be modified by the Committee in its sole discretion within the TSR Modifier Ranges set forth below: Relative TSR for Award Period TSR Modifier Range Below 25th Percentile 0% down to -10% At or Above 25th Percentile but Below 75th Percentile -5% up to +5% 75th Percentile or Above Up to +10% For purposes of this Agreement, “Relative TSR” is defined as the Company’s TSR relative to the TSR of the companies that comprise the Russell 3000 index as of the last day of the Award Period, expressed as a percentile. For this purpose, “TSR” means, with respect to any company, including the Company, the positive or negative change in the market price of one share of such entity’s common stock over the Award Period, plus the aggregate amount of dividends paid with respect to a share of such company’s common stock over the Award Period, with such sum being divided by the market price of one share of such entity’s common stock at the commencement of the Award Period (in each case, as adjusted for any stock dividends, stock splits or other corporate transaction affecting shares of such company’s common stock). The calculation of TSR will be based on the 30-trading day average at the beginning and end of the Award Period (treating the value of any dividends and other distributions during a period as reinvested in additional shares of the company’s common stock). For clarity, in the event that (i) the ROIC PSUs for any Award Year are earned at the maximum of 200% of ROIC PSUs for such year, (ii) the Net Sales PSUs for any Award Year are earned at the maximum of 200% of the Net Sales PSUs for such year, and (iii) the TSR Modifier is earned at the maximum of 10% for such Award Year, the maximum number of PSUs earned for such Award Year shall equal 210% of the PSUs for such year, and in no event may the maximum number of PSUs earned exceed 210% of the PSUs granted for such Award Year. (e) Payout. Subject to reduction under Sections 1(d) and 3, the number of Earned PSUs that shall vest on the Vesting Date (the “Payout”) shall be the sum of (i) the Earned PSUs and (ii) the product of (x) the TSR Modifier and (y) the sum of the ROIC PSUs and the Net Sales PSUs, rounded down to the nearest whole number of Earned PSUs; provided that, except as otherwise provided herein, the Participant continues to be an Eligible Individual at all times from the Grant Date through the Vesting Date. To be clear, except as otherwise

7 provided in Section 1(d), the Award is subject to both continued employment and performance requirements. The Payout shall be settled in accordance with Section 1(h). (f) Adjustments. Subject to the terms of the Plan, the Committee may, at any time, approve adjustments to the calculation of a Performance Measure, a Performance Measure Result, the TSR Modifier or the component parts thereof to take into account such unanticipated circumstances or significant, non-recurring or unplanned events as the Committee may determine in its sole discretion, and such adjustments may increase or decrease the Performance Measure, a Performance Measure Result, the TSR Modifier or the component parts thereof. Subject to Plan terms, circumstances that may be the basis for such adjustments include, but in no way shall be limited to, any change in applicable accounting rules of principles; any gain or loss on the disposition of a business; impairment of assets; dilution caused by acquiring a business; tax changes and tax impacts of other changes; changes in Applicable Law; changes in the Company’s structure; and any other circumstance outside of management’s control of the ordinary course of business. 3. Prohibited Conduct; Restatements. (a) Consequences of Prohibited Conduct. If the Company determines that the Participant has engaged in any Prohibited Conduct (as defined in Section 3(b)), then: (i) The Participant shall immediately forfeit all outstanding PSUs awarded pursuant to this Agreement and shall have no right to receive the underlying Shares, cash or any other benefits related to the PSUs; and (ii) If the Payment Date for any PSUs has occurred, and the Company determines that Prohibited Conduct occurred on or before the first anniversary of the Payment Date for those PSUs, the Participant shall repay and transfer to the Company (A) the number of Shares issued to the Participant under this Agreement on that Payment Date (the “Forfeited Shares”) and the amount of any cash paid to the Participant under this Agreement on that Payment Date, plus (B) the amount of cash equal to the withholding taxes paid by withholding cash or Shares (if any) from the Participant on the respective Payment Date. If any Forfeited Shares have been sold by the Participant prior to the Company’s demand for repayment, the Participant shall repay to the Company (A) 100% of the proceeds of such sale or sales, plus (B) the amount of cash equal to the withholding taxes paid by withholding Shares (if any) from the Participant on the respective Payment Date. (b) Prohibited Conduct. Each of the following constitutes “Prohibited Conduct”: (i) The conviction or entry of a plea of guilty or nolo contendere to (A) any felony or (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether under the laws of

8 the United States or any state thereof or any similar foreign law to which the person may be subject; (ii) Being engaged or having engaged in conduct constituting breach of fiduciary duty, dishonesty, willful misconduct or material neglect relating to the Company or any of its Subsidiaries or the performance of a person’s duties; (iii) Appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or any of its Subsidiaries; (iv) Misappropriation (or an overt act attempting misappropriation) of any funds of the Company or any of its Subsidiaries; (v) The willful failure to: (A) follow a reasonable and lawful directive of the Company or any of its Subsidiaries at which a person is employed or provides services, or the Board of Directors or (B) comply with any written rules, regulations, policies or procedures of the Company or a Subsidiary at which a person is employed or provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company; (vi) Violation of a person’s employment, consulting, separation or similar agreement with the Company or any non-disclosure, non-solicitation or non- competition covenant in any other agreement to which the person is subject; (vii) During the Participant’s employment or service with the Company or at any time after Termination for any reason, the Participant, in violation of any Company policies or agreements with the Company, discloses or misuses any of the Company’s trade secrets or other confidential information regarding the Company, including without limitation, matters relating to cost data, formulas, patterns, compilations, programs, devices, methods, techniques, processes, manufacturing processes, business strategy and plans, customer information, pricing information, supplier information, the Company’s policies and procedures and other financial data of the Company; (viii) Deliberate and continued failure to perform material duties to the Company or any of its Subsidiaries; or (ix) Violation of the Company’s Code of Business Conduct and Ethics, as it may be amended from time to time. (c) Restatement of Financial Statements; Clawback Policy. In addition to the other provisions in this Agreement or the Plan, any amounts of compensation paid or awarded to the Participant under this Agreement, including the PSUs and any Shares, cash or any other benefit issued in connection with the PSUs, shall be subject to compensation recovery

9 (clawback) pursuant to the terms and conditions of any Company policy in effect on the Grant Date or adopted by the Company or any Affiliate at any time thereafter, including the Company’s Incentive Compensation Clawback Policy, as may be in effect from time to time or to the extent applicable to the Participant and required by Applicable Law or applicable listing standards of a national securities exchange. The Participant acknowledges and agrees that he or she (i) has received a copy of the Company’s Incentive Compensation Clawback Policy and other applicable polic(ies), (ii) has had an opportunity to review Company’s Incentive Compensation Clawback Policy and other applicable polic(ies), (iii) is currently bound by or may hereafter become bound by all the terms and conditions of the Company’s Incentive Compensation Clawback Policy and other applicable polic(ies) and (iv) will comply with any Company request or demand for such recoupment or clawback. (d) Determinations. The Committee shall, in its sole discretion, make all determinations regarding this Section 3, including whether any Prohibited Conduct has occurred, and the determinations by the Committee shall be final and binding on all parties. (e) Company and its Affiliates. All references in this Section 3 to the Company shall include the Company and any of its Subsidiaries and Affiliates. 4. Restrictive Covenants. As a condition to receipt of the PSUs and/or delivery of the Shares, cash or any other benefit under the Agreement, which the Participant acknowledges to be good and valuable consideration for the Participant’s obligations under this Agreement, the Company and the Participant agree as follows: (a) The Participant expressly acknowledges and agrees that he or she shall comply with the restrictive covenants applicable to the Participant that are described in Exhibit A attached hereto (such covenants, the “Award Covenants”). Notwithstanding the foregoing, and without limiting the provisions of Section 3 herein, in the event that the Participant has entered into, or in the future enters into, or is or becomes otherwise subject to, any non- competition, non-solicitation, confidentiality, non-disclosure or other similar agreements, plans or arrangements with the Company or any Subsidiary or Affiliate (together with the Award Covenants, collectively, the “Covenants Agreement”), the Participant expressly acknowledges and agrees that any rights he or she may have with respect to the Award, the Shares subject to the Award, cash and/or any other benefits related to the Award or the Shares shall be subject to forfeiture of the Award, recovery of the Shares and cash amounts paid under the Agreement, recovery of any gain from the sale of such Shares and/or recovery of related benefits underlying the Award, if the Participant breaches the Covenants Agreement, with such forfeiture and/or recovery to be upon such terms and conditions as may apply under Section 3 herein or as may be established by the Committee. The Participant acknowledges that his or her agreement to the provisions of this Section 4(a) and Section 3 is a condition to the receipt of the Award and/or delivery of the Shares, cash or any other benefit under this Agreement and that such benefits constitute good and valuable consideration for the Participant’s obligations under this Section 4 and Section 3 and the Award Covenants in Exhibit A attached hereto. (b) Notwithstanding anything herein to the contrary, nothing in this Section 4 shall (i) prohibit the Participant from making reports of possible violations of federal law or

10 regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes-Oxley Act of 2002, as amended, or of any other whistleblower protection provisions of federal law or regulation; (ii) require notification or prior approval by Company of any such report; provided that (except to the extent otherwise required under Applicable Law), the Participant is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege; or (iii) limit the Participant’s right to receive an award for providing information relating to a possible securities law violation to the U.S. Securities and Exchange Commission or to other governmental agencies pursuant to the whistleblower protection provisions of federal law or regulation. Furthermore, the Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (B) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal. 5. Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing and shall be delivered personally or by e-mail or reputable overnight courier. If to the Company, notice shall be made at its principal corporate headquarters, addressed to the attention of the Corporate Secretary. If to the Participant, notice shall be made at the Participant’s address on file with the Company. Either party may designate at any time hereafter in writing some other address for notice. 6. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. Any litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of Delaware in New Castle County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such litigation in any federal or state court located in the State of Delaware in New Castle County, (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum and (c) any claim that such court does not have jurisdiction with respect to such litigation. To the extent that service of process by mail is permitted by Applicable Law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. 7. Binding Effect; Entire Agreement. This Agreement, together with the Plan and any terms related to the Award under any written employment agreement or similar agreement or arrangement with the Company, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior understandings, agreements or correspondence between the parties, and shall be binding upon the heirs,

11 executors, administrators, successors and assigns of the parties hereto. 8. Severability. Each provision of this Agreement will be treated as a separate and independent clause and unenforceability of any one clause will in no way impact the enforceability of any other clause. Should any of the provisions of this Agreement be found to be unreasonable or invalid by a court of competent jurisdiction, such provision will be enforceable to the maximum extent enforceable by the law of that jurisdiction. The parties hereby further agree that any such court is expressly authorized to modify any unenforceable provision of this Agreement instead of severing the unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making any other modifications it deems warranted to carry out the intent and agreement of the parties hereby as embodied in this Agreement to the maximum extent permitted by law. The parties hereby expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. Should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth in this Agreement. 9. Successors and Assigns. The Company may assign this Agreement to any Subsidiary or Affiliate of the Company or otherwise, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company, its Subsidiaries and its Affiliates and its or their permitted successors and assigns. The Participant may not assign this Agreement or any part hereof. Any purported assignment by the Participant shall be null and void from the initial date of purported assignment. 10. Modification and Waiver. This Agreement may be amended or modified as provided in the Plan. No waiver by either party hereto of any breach of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power, or privilege under this Agreement operate as a waiver to preclude any other or further exercise of any right, power or privilege. IN WITNESS WHEREOF, the Company and the Participant have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year stated in the Grant Award. The Participant’s on-line acceptance of the Agreement constitutes his or her agreement to the Agreement’s terms and conditions, including but not limited to the provisions of Sections 3 and 4 herein and Exhibit A attached hereto.

12 Appendix A ROIC Performance Measure Performance Level Company ROIC for [Second/Third] Award Year Applicable Percentage of Annual ROIC PSUs Earned (before TSR Modifier) Below Threshold Below [__]% 0% Threshold [__]% 50% Target [__]% 100% Maximum [__]% or above 200% Net Sales Performance Measure Performance Level Company Net Sales for [Second/Third] Award Year Applicable Percentage of Annual Net Sales PSUs Earned (before TSR Modifier) Below Threshold Below $[__] 0% Threshold $[__] 50% Target $[__] 100% Maximum $[__] or more 200%

13 Grant Award/Notice Performance Share Unit Award Company Name JELD-WEN Holding, Inc. Plan PSU 2026 Participant Id Employee ID Participant Name Participant Name Jurisdiction: Jurisdiction Grant/Award Type Performance Share Units Share Amount QTY Granted [Shares Eligible to be Stock-Settled QTY Granted] [Shares Eligible to be Cash-Settled QTY Granted] Grant/Award Date Grant Date

14 Exhibit A Restrictive Covenants